Global Payments Reports Third Quarter 2026 Results

November 5, 2026

•Third quarter 2026 GAAP diluted earnings per share (EPS) of $1.06 and adjusted EPS of $3.58, an increase of 10%.
•Third quarter 2026 GAAP revenue of $3.31 billion and adjusted net revenue of $3.18 billion. On a normalized basis1, adjusted net revenue accelerated sequentially to more than 4%.
•Reaffirms 2026 full year outlook and capital return plan.
•Raises expectations for annual run-rate Worldpay integration expense synergies to $650 million.

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the third quarter ending September 30, 2026.

“We delivered third quarter results consistent with our expectations, reflecting the ongoing disciplined execution of our team members worldwide,” said Cameron Bready, chief executive officer. “We continue to make substantial progress integrating Worldpay, giving us confidence to increase our run-rate expense synergy target to $650 million. With the foundation of the combined company firmly established, we are sharply focused on executing our strategy and positioning Global Payments as the worldwide partner of choice for commerce solutions.”

Bready continued, “Our strategy is anchored in delivering differentiated products and solutions, providing a distinctive client and partner experience, and harnessing our unmatched scale and distribution to deepen relationships, expand our reach and drive sustainable growth."

Bready concluded, “We are also pleased to have returned more than $1.4 billion in capital to shareholders year-to-date, underscoring our continued commitment to our capital allocation priorities.”

Third Quarter 2026 Summary
•GAAP revenues were $3.31 billion and diluted earnings per share were $1.06.
•Adjusted net revenues increased approximately 31% to $3.18 billion. On a normalized basis1, consistent with our full-year outlook, adjusted net revenue increased over 4%. Adjusted operating margin expanded 220 basis points on a normalized basis1 to 42.5%.
•Adjusted EPS increased 10% to $3.58.
1 Normalized comparisons include the pre-acquisition results of Worldpay and exclude the results of Issuer Solutions and other divested businesses, as presented in Exhibit 99.2 to the Company's Current Report on Form 8-K filed on August 5, 2026.

2026 Outlook
“Our third quarter financial performance demonstrates the durability of our business model and our ability to generate sustainable growth, margin expansion and strong free cash flow,” said Josh Whipple, chief financial officer. “We remain focused on driving commercial excellence, realizing the benefits of our increased scale and rigorous integration execution as we build on the financial strength of the combined company.”

Whipple continued, “Our full year outlook is unchanged. We continue to expect normalized1, constant currency adjusted net revenue growth of approximately 4% – 5% and adjusted earnings per share of $13.60 – $13.80 for the full year. We continue to expect normalized1 adjusted operating margin expansion of approximately 150 basis points for the full year and to return more than $2 billion of capital to shareholders in 2026.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on December 24, 2026 to shareholders of record as of December 10, 2026.

Conference Call
Global Payments’ management will host a live audio webcast today, November 5, 2026, at 8:00 a.m. ET to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements its reporting of revenue, operating income, operating margin, net income attributable to Global Payments, earnings per share, free cash flow, and free cash flow conversion with certain non-GAAP financial measures. These non-GAAP financial measures include adjusted revenue, adjusted operating income, adjusted operating margin, adjusted net income attributable to Global Payments, adjusted earnings per share, adjusted free cash flow, and adjusted free cash flow conversion. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year.

We believe these non-GAAP financial measures assist investors with evaluating the performance of our business. Management uses these non-GAAP financial measures to focus on the factors that it believes are relevant to managing our business, operations, and performance. Any non-GAAP financial measures should be considered in context with our reporting in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures. The company is unable to address the probable significance of the unavailable information.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payment technology and software company that powers commerce for businesses of all sizes worldwide. We help businesses grow with confidence by delivering innovative solutions that enable seamless payment acceptance, smarter operations and exceptional client experiences – online, in store and everywhere in between. With its global reach, local expertise and scale, Global Payments® manages trillions in payments volume and billions of transactions across more than 175 countries. Headquartered in Atlanta, Georgia, Global Payments is a Fortune 500® company and a member of the S&P 500. Learn more at company.globalpayments.com.

Forward-Looking Statements
This earnings release and associated webcast contain forward-looking statements, which are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements may include, but are not limited to, statements we make regarding our business strategy and means to implement the strategy; measures of future financial performance or results of operations; operating metrics such as shares outstanding and capital expenditures; liquidity and deleveraging plans and capital available for allocation; the strategic rationale and anticipated benefits of acquisitions or dispositions, including our acquisition of Worldpay and divestiture of our Issuer Solutions business; the development and introduction of new services and expansion of our business; and the company’s plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “estimates,” “forecast,” “budget,” “could,” “should,” “may,” “will,” “would,” or words of similar meaning.

Forward-looking statements are based on current expectations, estimates and projections about our business and the industry and geographies in which we operate, and on the beliefs of, and assumptions made by, our management. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, actual events, outcomes and results may differ materially from what is expressed or forecasted in forward-looking statements. Accordingly, we cannot guarantee or give assurance that our plans and expectations will be achieved.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the Worldpay business into that of Global Payments; failing to fully realize anticipated cost savings and other anticipated benefits of the acquisition of Worldpay, either when expected or at all; business disruptions from the acquisition of Worldpay that may harm our business or operations; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; our ability to retain and hire key personnel; uncertainty as to the long-term value of our common stock following the acquisition of Worldpay, including the dilution caused by issuance of additional shares of Global Payments’ common stock in connection with the acquisition of Worldpay; the continued availability of capital and financing; the effects of global economic, political, market, health and social events or other conditions; the imposition of tariffs and other trade policies and the resulting impacts on market volatility and global trade; macroeconomic pressures and general uncertainty regarding the overall future economic environment; foreign currency exchange, inflation and rising interest rate risks; the effect of a security breach or operational failure on our business; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; increased competition in the markets in which we operate; our ability to safeguard our data; risks associated with our indebtedness; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers; and other events beyond our control, and other factors included in the “Risk Factors” section in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and readers are cautioned not to place undue reliance on forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation and do not intend to publicly update or revise these forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Nathan Rozof, CFA		Matt Cochran

Source: Global Payments Inc.

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	% Change	2026	2025	% Change

Revenues	$3,306,284	$2,019,509	63.7%	$9,596,757	$5,809,114	65.2%

Operating expenses:
Cost of service	1,296,701	559,090	131.9%	3,864,194	1,556,037	148.3%
Selling, general and administrative	1,763,352	1,030,282	71.2%	5,164,857	3,028,715	70.5%
Impairment of goodwill	—	—	nm	—	33,218	nm
Gain on business dispositions	—	(343,891)	nm	—	(348,151)	nm
	3,060,053	1,245,481		9,029,051	4,269,819

Operating income	246,231	774,028	(68.2)%	567,706	1,539,295	(63.1)%

Interest and other income	34,061	21,469	58.7%	112,281	95,042	18.1%
Interest and other expense	(276,229)	(144,062)	91.7%	(796,136)	(445,140)	78.9%
	(242,168)	(122,593)		(683,855)	(350,098)

Income (loss) from continuing operations before income taxes and equity in income of equity method investments	4,063	651,435	(99.4)%	(116,149)	1,189,197	(109.8)%
Income tax expense (benefit)	(66,749)	199,535	(133.5)%	(83,515)	288,696	(128.9)%
Income (loss) from continuing operations before equity in income of equity method investments	70,812	451,900	(84.3)%	(32,634)	900,501	(103.6)%
Equity in income of equity method investments, net of tax	17,580	16,874	4.2%	59,088	55,084	7.3%
Income from continuing operations	88,392	468,774		26,454	955,585
Income (loss) from discontinued operations, net of tax	201,804	191,821	5.2%	(1,486,386)	263,880	nm
Net income (loss)	290,196	660,595	(56.1)%	(1,459,932)	1,219,465	nm
Net income attributable to noncontrolling interests	(9,308)	(25,386)	(63.3)%	(46,087)	(36,882)	25.0%
Net income (loss) attributable to Global Payments	$280,888	$635,209	(55.8)%	$(1,506,019)	$1,182,583	nm

Basic earnings (loss) per share attributable to Global Payments:
Continuing operations	$0.30	$1.85	(83.8)%	$(0.07)	$3.78	(101.9)%
Discontinued operations	$0.76	$0.80	nm	$(5.52)	$1.08	nm
Total basic earnings (loss) per share attributable to Global Payments	$1.06	$2.65	(60.0)%	$(5.59)	$4.86	nm

Diluted earnings (loss) per share attributable to Global Payments:
Continuing operations	$0.30	$1.85	(83.8)%	$(0.07)	$3.77	(101.9)%
Discontinued operations	$0.76	$0.79	nm	$(5.52)	$1.08	nm
Total diluted earnings (loss) per share attributable to Global Payments	$1.06	$2.64	(59.8)%	$(5.59)	$4.85	nm

Note: nm = not meaningful.

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2026	2025	% Change	2026	2025	% Change

Adjusted net revenue	$3,181,975	$2,428,678	31.0%	$9,197,337	$6,994,740	31.5%

Adjusted operating income	$1,353,348	$1,092,829	23.8%	$3,819,474	$3,079,466	24.0%

Adjusted net income attributable to Global Payments	$948,924	$782,973	21.2%	$2,692,165	$2,202,454	22.2%

Adjusted diluted earnings per share attributable to Global Payments	$3.58	$3.26	9.8%	$10.00	$9.04	10.6%

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Note: Financials include the impact of the sold Issuer Solutions business.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measure, and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	September 30, 2026		September 30, 2025		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Enterprise	$836,277	$836,250	$156,152	$154,676	435.6%	440.6%
Platforms	633,566	624,974	284,699	220,513	122.5%	183.4%
SMB	1,663,924	1,548,234	1,370,930	1,313,380	21.4%	17.9%
Issuer Solutions	—	—	—	550,817	nm	nm
Other revenues	172,517	172,517	207,728	207,565	(17.0)%	(16.9)%
Intersegment eliminations	—	—	—	(18,273)	nm	nm
	$3,306,284	$3,181,975	$2,019,509	$2,428,678	63.7%	31.0%

Operating income (loss):
Enterprise	$277,405	$658,140	$88,288	$117,269	214.2%	461.2%
Platforms	196,910	278,741	108,593	121,850	81.3%	128.8%
SMB	636,117	927,975	659,320	828,118	(3.5)%	12.1%
Issuer Solutions	—	—	—	263,558	nm	nm
Corporate/Other	(864,201)	(511,509)	(426,064)	(237,965)	102.8%	115.0%
Gain on business disposition	—	—	343,891	—	nm	nm
	$246,231	$1,353,348	$774,028	$1,092,829	(68.2)%	23.8%

	Nine Months Ended
	September 30, 2026		September 30, 2025		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Enterprise	$2,396,967	$2,396,561	$440,651	$436,494	444.0%	449.0%
Platforms	1,854,420	1,797,444	846,605	652,975	119.0%	175.3%
SMB	4,816,217	4,429,373	3,917,911	3,750,307	22.9%	18.1%
Issuer Solutions	—	45,978	—	1,604,267	nm	nm
Other revenues	529,153	529,713	603,947	604,072	(12.4)%	(12.3)%
Intersegment eliminations	—	(1,731)	—	(53,374)	nm	nm
	$9,596,757	$9,197,337	$5,809,114	$6,994,740	65.2%	31.5%

Operating income (loss):
Enterprise	$686,493	$1,874,369	$243,123	$330,368	182.4%	467.4%
Platforms	556,682	819,122	344,044	383,976	61.8%	113.3%
SMB	1,816,780	2,626,777	1,911,956	2,395,639	(5.0)%	9.6%
Issuer Solutions	—	19,580	—	773,600	nm	nm
Corporate/Other	(2,492,249)	(1,520,373)	(1,274,761)	(804,117)	95.5%	89.1%
Impairment of goodwill	—	—	(33,218)	—	nm	nm
Gain on business dispositions	—	—	348,151	—	nm	nm
	$567,706	$3,819,474	$1,539,295	$3,079,466	(63.1)%	24.0%

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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	September 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$5,570,261	$8,336,402
Accounts receivable, net	1,614,201	784,174
Settlement processing assets	2,809,192	1,476,543
Prepaid expenses and other current assets	1,033,447	802,018
Current assets of discontinued operations	—	1,203,534
Total current assets	11,027,101	12,602,671
Goodwill	26,991,930	17,076,624
Other intangible assets, net	18,577,954	4,231,227
Property and equipment, net	2,342,776	1,501,763
Deferred income taxes	349,343	171,430
Notes receivable	856,841	816,810
Other noncurrent assets	2,276,411	1,868,788
Noncurrent assets of discontinued operations	—	15,069,171
Total assets	$62,422,356	$53,338,484

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Settlement lines of credit	$1,167,929	$345,007
Current portion of long-term debt	1,455,324	1,920,792
Accounts payable and accrued liabilities	3,659,311	2,542,627
Settlement processing obligations	5,971,235	1,720,608
Income taxes payable	1,238,519	117,509
Current liabilities of discontinued operations	—	810,301
Total current liabilities	13,492,318	7,456,844
Long-term debt	21,080,837	19,541,512
Deferred income taxes	2,840,319	1,605,504
Other noncurrent liabilities	1,035,794	522,121
Noncurrent liabilities of discontinued operations	—	433,022
Total liabilities	38,449,268	29,559,003
Commitments and contingencies
Redeemable noncontrolling interests	202,181	201,003
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at September 30, 2026 and December 31, 2025; 264,555,011 shares issued and outstanding at September 30, 2026 and 236,692,592 shares issued and outstanding at December 31, 2025	—	—
Paid-in capital	19,307,175	17,078,652
Retained earnings	4,225,665	5,936,322
Accumulated other comprehensive loss	(396,921)	(126,207)
Total Global Payments shareholders’ equity	23,135,919	22,888,767
Nonredeemable noncontrolling interests	634,988	689,711
Total equity	23,770,907	23,578,478
Total liabilities, redeemable noncontrolling interests and equity	$62,422,356	$53,338,484

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended
	September 30, 2026	September 30, 2025

Cash flows from operating activities:
Net income (loss)	$(1,459,932)	$1,219,465
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	373,725	319,726
Amortization of acquired intangibles	2,259,141	759,634
Amortization of capitalized contract costs	81,141	100,005
Share-based compensation expense	91,476	114,821
Provision for operating losses and credit losses	104,450	60,340
Noncash lease expense	48,037	35,575
Deferred income taxes	(945,497)	83,738
Paid-in-kind interest capitalized to principal of notes receivable	(51,207)	(43,192)
Equity in income of equity method investments, net of tax	(59,111)	(55,055)
Distributions received on investments	—	7,512
Impairment of goodwill	—	33,218
Gain on business dispositions	(22,174)	(348,151)
Other, net	79,228	25,364
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(182,419)	(125,307)
Prepaid expenses and other assets	(351,654)	(158,424)
Income taxes payable	1,123,713	94,797
Accounts payable and other liabilities	(876,008)	17,314
Net cash provided by operating activities	212,909	2,141,380
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(740,516)	(201,853)
Capital expenditures	(728,937)	(449,556)
Principal payments received on notes receivable	13,125	13,125
Net cash from sales of businesses	7,362,347	709,653
Proceeds from sales of investments	—	8,258
Net cash provided by investing activities	5,906,019	79,627
Cash flows from financing activities:
Changes in funds held for customers	(73,441)	(156,589)
Changes in settlement processing assets and obligations, net	(573,242)	139,819
Net borrowings from settlement lines of credit	856,881	439,363
Net borrowings from commercial paper notes	699,401	—
Proceeds from long-term debt	11,642,241	4,899,113
Repayments of long-term debt	(20,411,254)	(5,972,773)
Payments of debt issuance costs	(9,798)	(41,414)
Repurchases of common stock	(1,239,988)	(1,191,089)
Proceeds from stock issued under share-based compensation plans	19,014	23,723
Common stock repurchased - share-based compensation plans	(35,070)	(38,663)
Distributions to noncontrolling interests	(48,666)	(49,179)
Contributions from noncontrolling interests	—	1,145
Dividends paid	(200,713)	(179,464)
Net cash used in financing activities	(9,374,635)	(2,126,008)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(43,572)	205,657
Increase (decrease) in cash, cash equivalents and restricted cash	(3,299,279)	300,656
Cash, cash equivalents and restricted cash, beginning of the period	9,116,414	2,735,975
Cash, cash equivalents and restricted cash, end of the period	$5,817,135	$3,036,631

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended September 30, 2026
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$3,306,284	$—	$(124,309)	$—	$—	$3,181,975

Operating income	$246,231	$—	$(11)	$1,107,128	$—	$1,353,348

Net income attributable to Global Payments	$280,888		$(11)	$1,104,413	$(436,366)	$948,924

Diluted earnings per share attributable to Global Payments	$1.06					$3.58

Diluted weighted-average shares outstanding	265,163					265,163

	Three Months Ended September 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,019,509	$638,285	$(229,115)	$—	$—	$2,428,678

Operating income	$774,028	$254,978	$2,568	$61,255	$—	$1,092,829

Net income attributable to Global Payments	$635,209		$2,568	$71,000	$74,196	$782,973

Diluted earnings per share attributable to Global Payments	$2.64					$3.26

Diluted weighted-average shares outstanding	240,174					240,174

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(1)Include adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2025, net revenue adjustments also include eliminations for services provided by discontinued operations to our continuing operations.

(2)For the three months ended September 30, 2026, earnings adjustments to operating income include $763.4 million in cost of service (COS) and $343.7 million in selling, general and administrative expenses (SG&A). Adjustments to COS include amortization of acquired intangibles of $754.5 million and other items of $8.9 million. Adjustments to SG&A include acquisition, integration and separation expenses of $222.4 million, charges for business transformation activities of $51.1 million, employee termination benefits of $62.7 million, and other items of $7.5 million.

For the three months ended September 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) include $343.1 million of amortization of acquired intangibles in COS and $231.7 million in SG&A. Adjustments to SG&A include acquisition, integration and separation expenses of $104.6 million, facilities exit charges of $4.9 million, charges for business transformation activities of $100.6 million, modernization charges of $9.5 million, employee termination benefits of $4.3 million, and other items of $7.8 million.

Earnings adjustments for the three months ended September 30, 2025, also include the add back of $169.6 million of depreciation and amortization (D&A) of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the three months ended September 30, 2025, earnings adjustments to operating income also include the elimination of a $343.9 million gain on business disposition.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. For the three months ended September 30, 2025, the tax expense adjustment related to the gain on business disposition is higher than the expense at the statutory rate by $92.5 million due to the derecognition of goodwill that is not deductible for tax reporting purposes.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Nine Months Ended September 30, 2026
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$9,596,757	$54,259	$(453,678)	$—	$—	$9,197,337

Operating income	$567,706	$14,081	$(23)	$3,237,710	$—	$3,819,474

Net income (loss) attributable to Global Payments	$(1,506,019)		$(23)	$3,254,715	$943,491	$2,692,165

Diluted earnings (loss) per share attributable to Global Payments	$(5.59)					$10.00

Diluted weighted-average shares outstanding	269,232					269,232

	Nine Months Ended September 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$5,809,114	$1,851,931	$(666,304)	$—	$—	$6,994,740

Operating income	$1,539,295	$607,714	$3,205	$929,253	$—	$3,079,466

Net income attributable to Global Payments	$1,182,583		$3,205	$925,056	$91,610	$2,202,454

Diluted earnings per share attributable to Global Payments	$4.85					$9.04

Diluted weighted-average shares outstanding	243,612					243,612

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(1)Include adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also include eliminations for services provided by discontinued operations to our continuing operations.

(2)For the nine months ended September 30, 2026, earnings adjustments to operating income (inclusive of discontinued operations) include $2,286.9 million in COS and $973.0 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $2,259.1 million, acquisition, integration and separation expenses of $0.6 million, and other items of $27.2 million. Adjustments to SG&A include acquisition, integration and separation expenses of $671.0 million, facilities exit charges of $4.8 million, charges for business transformation activities of $187.1 million, employee termination benefits of $94.8 million, and other items of $15.3 million.

For the nine months ended September 30, 2026, earnings adjustments to operating income also include the elimination of a $22.2 million gain on business disposition for Discontinued Operations.

For the nine months ended September 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $1,008.0 million of amortization of acquired intangibles in COS and $545.9 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $157.4 million, facilities exit charges of $14.8 million, charges for business transformation activities of $276.4 million (including non-cash write-down), modernization charges of $27.2 million, employee termination benefits of $28.9 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $22.9 million.

Earnings adjustments for the nine months ended September 30, 2025, also include the add back of $309.7 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the nine months ended September 30, 2025, earnings adjustments to operating income also included a $33.2 million noncash goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of a $348.2 million gain on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. For the nine months ended September 30, 2026, income taxes on adjustments include the removal of $1,573.8 million in tax charges related to discontinued operations. In addition, for the nine months ended September 30, 2025, the tax expense adjustment related to gains on business dispositions is higher than the expense at the statutory rate by $294.5 million due to the derecognition of goodwill that is not deductible for tax reporting purposes.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended September 30, 2026
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Enterprise	$836,277	$—	$(27)	$—	$836,250
Platforms	633,566	—	(8,592)	—	624,974
SMB	1,663,924	—	(115,690)	—	1,548,234
Other revenues	172,517	—	—	—	172,517
	$3,306,284	$—	$(124,309)	$—	$3,181,975

Operating income (loss):
Enterprise	$277,405	$—	$(11)	$380,746	$658,140
Platforms	196,910	—	—	81,831	278,741
SMB	636,117	—	—	291,858	927,975
Corporate/Other	(864,201)	—	—	352,692	(511,509)
	$246,231	$—	$(11)	$1,107,128	$1,353,348

	Three Months Ended September 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Enterprise	$156,152	$—	$(1,475)	$—	$154,676
Platforms	284,699	—	(64,186)	—	220,513
SMB	1,370,930	—	(57,550)	—	1,313,380
Issuer Solutions	—	638,285	(87,468)	—	550,817
Other revenues	207,728	—	(163)	—	207,565
Intersegment eliminations	—	—	(18,273)	—	(18,273)
	$2,019,509	$638,285	$(229,115)	$—	$2,428,678

Operating income (loss):
Enterprise	$88,288	$—	$—	$28,980	$117,269
Platforms	108,593	—	—	13,256	121,850
SMB	659,320	—	—	168,798	828,118
Issuer Solutions	—	254,978	2,568	6,013	263,558
Corporate/Other	(426,064)	—	—	188,099	(237,965)
Gain on business disposition	343,891	—	—	(343,891)	—
	$774,028	$254,978	$2,568	$61,255	$1,092,829

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(1)Include adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2025, net revenue adjustments also include eliminations for services provided by discontinued operations to our continuing operations.

(2)For the three months ended September 30, 2026, earnings adjustments to operating income include $763.4 million in COS and $343.7 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $754.5 million and other items of $8.9 million. Adjustments to SG&A include acquisition, integration and separation expenses of $222.4 million, charges for business transformation activities of $51.1 million, employee termination benefits of $62.7 million, and other items of $7.5 million.

For the three months ended September 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) include $343.1 million of amortization of acquired intangibles in COS and $231.7 million in SG&A. Adjustments to SG&A include acquisition, integration and separation expenses of $104.6 million, facilities exit charges of $4.9 million, charges for business transformation activities of $100.6 million, modernization charges of $9.5 million, employee termination benefits of $4.3 million, and other items of $7.8 million.

Earnings adjustments for the three months ended September 30, 2025, also include the add back of $169.6 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the three months ended September 30, 2025, earnings adjustments to operating income also include the elimination of a $343.9 million gain on business disposition.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended September 30, 2026
	GAAP	Discontinued Operations	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Enterprise	$2,396,967	$—	$(406)	$—	$2,396,561
Platforms	1,854,420	—	(56,976)	—	1,797,444
SMB	4,816,217	—	(386,844)	—	4,429,373
Issuer Solutions	—	54,259	(8,281)	—	45,978
Other revenues	529,153	—	560	—	529,713
Intersegment eliminations	—	—	(1,731)	—	(1,731)
	$9,596,757	$54,259	$(453,678)	$—	$9,197,337

Operating income (loss):
Enterprise	$686,493	$—	$(34)	$1,187,910	$1,874,369
Platforms	556,682	—	—	262,440	819,122
SMB	1,816,780	—	—	809,997	2,626,777
Issuer Solutions	—	(8,093)	11	27,662	19,580
Corporate/Other	(2,492,249)	—	—	971,876	(1,520,373)
Gain on business disposition	—	22,174	—	(22,174)	—
	$567,706	$14,081	$(23)	$3,237,710	$3,819,474

	Nine Months Ended September 30, 2025
	GAAP	Discontinued Operations	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Enterprise	$440,651	$—	$(4,157)	$—	$436,494
Platforms	846,605	—	(193,630)	—	652,975
SMB	3,917,911	—	(167,604)	—	3,750,307
Issuer Solutions	—	1,851,931	(247,664)	—	1,604,267
Other revenues	603,947	—	124	—	604,072
Intersegment eliminations	—	—	(53,374)	—	(53,374)
	$5,809,114	$1,851,931	$(666,304)	$—	$6,994,740

Operating income (loss):
Enterprise	$243,123	$—	$—	$87,244	$330,368
Platforms	344,044	—	—	39,931	383,976
SMB	1,911,956	—	(92)	483,775	2,395,639
Issuer Solutions	—	607,714	3,297	162,589	773,600
Corporate/Other	(1,274,761)	—	—	470,645	(804,117)
Impairment of goodwill	(33,218)	—	—	33,218	—
Gain on business dispositions	348,151	—	—	(348,151)	—
	$1,539,295	$607,714	$3,205	$929,253	$3,079,466

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(1)Include adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Net revenue adjustments also include eliminations for services provided by discontinued operations to our continuing operations.

(2)For the nine months ended September 30, 2026, earnings adjustments to operating income (inclusive of discontinued operations) include $2,286.9 million in COS and $973.0 million in SG&A. Adjustments to COS include amortization of acquired intangibles of $2,259.1 million, acquisition, integration and separation expenses of $0.6 million, and other items of $27.2 million. Adjustments to SG&A include acquisition, integration and separation expenses of $671.0 million, facilities exit charges of $4.8 million, charges for business transformation activities of $187.1 million, employee termination benefits of $94.8 million, and other items of $15.3 million.

For the nine months ended September 30, 2026, earnings adjustments to operating income also include the elimination of a $22.2 million gain on business disposition for Discontinued Operations.

For the nine months ended September 30, 2025, earnings adjustments to operating income (inclusive of discontinued operations) included $1,008.0 million of amortization of acquired intangibles in COS and $545.9 million in SG&A. Adjustments to SG&A included acquisition, integration and separation expenses of $157.4 million, facilities exit charges of $14.8 million, charges for business transformation activities of $276.4 million (including non-cash write-down), modernization charges of $27.2 million, employee termination benefits of $28.9 million, charges related to the resolution of a certain legal matter of $18.3 million, and other items of $22.9 million.

Earnings adjustments for the nine months ended September 30, 2025, also include the add back of $309.7 million of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations.

For the nine months ended September 30, 2025, earnings adjustments to operating income also included a $33.2 million noncash goodwill impairment charge in connection with the classification of our Issuer Solutions business as assets held for sale, and the elimination of a $348.2 million gain on business dispositions.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2026 Growth
Revenues:
GAAP revenues	68%	to	69%
Adjustments incl Worldpay Proforma(1)		(66)%
FX impact		0%
Constant currency (CC) adj net revenue	2%	to	3%
Dispositions		2%
CC adjusted net revenue excluding dispositions	4%	to	5%

Earnings Per Share:
GAAP diluted EPS	(186)%	to	(188)%
Adjustments(2)		199%
FX impact		0%
CC adjusted EPS	11%	to	13%

(1)Include adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Net revenue adjustments also include the effect of discontinued operations.

(2)Adjustments to 2025 GAAP diluted EPS include the removal of 1) acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses of $0.01, 2) acquisition-related amortization expense of $4.42, 3) acquisition, integration, and separation expense of $1.06, 4) charges for business transformation activities of $1.27, 5) employee termination benefits of $0.10, 6) modernization charges of $0.12, 7) facilities exit charges of $0.06, 8) goodwill impairment of $0.11, 9) gain/loss on business dispositions of $(0.49), 10) add back of D&A of long-lived assets which is no longer recognized under GAAP once the assets are classified as discontinued operations of $(1.43), 11) other income and expense of $0.19, 12) equity method investment earnings from our interest in a private equity investment fund of $(0.20), 13) discrete tax items of $1.18, 14) other items of $0.04, 15) the effect of noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin, net income attributable to Global Payments, and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income attributable to Global Payments, and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers.

Adjusted operating income, adjusted operating margin, adjusted net income attributable to Global Payments and adjusted EPS exclude acquisition-related amortization expense, acquisition, integration, separation and transformation expense, gains or losses on business dispositions, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. In addition depreciation expense of certain acquired technology assets is also excluded, as it is a noncash expense and, based on its nature, is impacted by future integration initiatives. Excluding such depreciation expense supplements GAAP information with a measure that can be used to assess the comparability of operating performance across periods, as such assets were recognized as part of acquisition accounting. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, income taxes on adjustments include the removal of tax charges related to business dispositions.

Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue.